UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8‑K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 19, 2018

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001‑36046	41‑1301878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13631 Progress Boulevard, Suite 400,
Alachua, Florida	32615

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s  telephone number, including area code

(386) 462‑6800

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐   Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐   Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

Burleson, Texas Distribution Facility Expansion

On November 21, 2018,  AxoGen Corporation (“AC”), a wholly owned subsidiary of AxoGen, Inc. (“AxoGen” and together with AC, the “Company”), entered into Commercial Lease Amendment 3, to be effective as of January 1, 2019 (the “Burleson Amendment”), to the Commercial Lease dated, April 21, 2015, as amended, with Ja-Cole L.P. Under the terms of the Burleson Amendment, AC will lease an additional 2,500 square feet of warehouse/office space in Burleson, Texas (collectively with the space leased under the Commercial Lease with Ja-Cole L.P. prior to the effectiveness of the Burleson Amendment,  the “Burleson Facility”).  The Burleson Facility will comprise a total of 12,500 square feet, all of which, pursuant to the Burleson Amendment, will be leased until December 31, 2021.  The annual rental cost of the entire Burleson Facility will be approximately $112,500 for each of the calendar years 2019 and 2020, and $116,500 for the calendar year 2021. The Burleson Facility houses raw material storage and product distribution.

The foregoing summary of the material terms of the Burleson Amendment is qualified in its entirety by reference to the full text of the Burleson Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Alachua, Florida Expansion

General

AC and SNH Medical Office Properties Trust, a Maryland real estate investment trust (“SNH”), are parties to that certain Lease dated as of February 6, 2007, as amended, (the “Primary Lease”) pursuant to which AC leases its 11,761 square foot corporate headquarters facility in the Progress Center at 13631 Progress Boulevard, Alachua, Florida 32615 (the “Primary Premises”). On January 23, 2017 AC entered into a Lease (the “First Expansion Lease”) with SNH for 1,431 square feet at 13709 Progress Boulevard, Alachua, Florida 32615 (the “First Expansion Premises”) adjacent to the Primary Premises.  AC has entered into the Second Expansion Lease and Third Expansion Lease, as defined below, which are adjacent to the Primary Premises and First Expansion Premises resulting in the Company having approximately 18,069 square feet for its corporate headquarters and certain research space in the Progress Center in Alachua, Florida.

Second Expansion Lease

On November 19, 2018, AC entered into a Lease (the “Second Expansion Lease”) with SNH for 2,810 square feet at 13709 Progress Boulevard, Suites S‑160, S‑162 and S‑164, Alachua, Florida 32615 (the “Second Expansion Premises”). Pursuant to the Second Expansion Lease, AC is to use the Second Expansion Premises for general office uses. The term of the Second Expansion Lease is expected to commence prior to December 1, 2018 and expire on November 30, 2020 (the “Second Expansion Lease Term”). AC’s annual cost of the Second Expansion Premises will be approximately $44,960 for the first 12 months of the Second Expansion Lease Term and $46,309 for the final 12 months. AC is also obligated to pay for certain taxes, insurance costs and electricity costs incurred by SHN.

The foregoing summary of the material terms of the Second Expansion Lease is qualified in its entirety by reference to the full text of the Second Expansion Lease, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Third Expansion Lease

On November 19, 2018, AC entered into a Lease (the “Third Expansion Lease”) with SNH for 2,067 square feet at 13709 Progress Boulevard, Suites S‑175, S‑177 and S‑179,  Alachua, Florida 32615 (the “Third Expansion Premises”). Pursuant to the Third Expansion Lease, AC is to use the Third Expansion Premises for general office and biomedical research uses. The term of the Third Expansion Lease is expected to commence prior to December 1, 2018 and expire on November 30, 2020 (the “Third Expansion Lease Term”). AC’s annual cost of the Third Expansion Premises will be approximately $37,206 for the first 12 months of the Third Expansion Lease Term and $38,322 for the final 12 months. AC is also obligated to pay for certain taxes, insurance costs and electricity costs incurred by SHN.

The foregoing summary of the material terms of the Third Expansion Lease is qualified in its entirety by reference to the full text of the Third Expansion Lease, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Amendment to First Expansion Lease

On November 19, 2018, AC entered into the First Amendment to Lease (the “Amendment”) to the First Expansion Lease with SNH. Under the terms of the Amendment, Section 8.1 of the First Amendment to Lease was amended to provide that a default under the Primary Lease, Second Expansion Lease, Third Expansion Lease or such other lease for property in the Progress Center owned by SNH would constitute a default under the First Expansion Lease.  This amendment was consistent with the other leases between AC and SNH that contain cross-default provisions.

The foregoing summary of the material terms of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description

10.1	Commercial Lease Amendment 3 dated November 21, 2018 by and between Ja-Cole L.P. and AxoGen Corporation.

10.2	Lease, dated November 19, 2018 by and between SNH Medical Office Properties Trust and AxoGen Corporation.

10.3	Lease, dated November 19, 2018 by and between SNH Medical Office Properties Trust and AxoGen Corporation.

10.4	First Amendment to Lease dated as of November 19, 2018 by and between SNH Medical Office Properties Trust and AxoGen Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Date: November 26, 2018	By:	/s/ Gregory G. Freitag
Gregory G. Freitag
General Counsel